AMENDMENT NO. 6

TO

PLAN OF DISTRIBUTION

PURSUANT TO RULE 12b-1

(Class A Shares, Class B Shares, Class C Shares)

(Reimbursement)

The Plan of Distribution (the “Plan”), dated February 12, 2010, pursuant to Rule 12b-1, is hereby amended July 15, 2013, as follows:

WHEREAS, the parties desire to amend the Plan to remove Invesco Leaders Fund;

NOW THEREFORE, Schedule A to the Plan is hereby deleted and replaced in its entirety with the following:

“SCHEDULE A

PLAN OF DISTRIBUTION PURSUANT TO RULE 12B-1

AIM COUNSELOR SERIES TRUST

Portfolio	Shares
Invesco California Tax-Free Income Fund	Class A Shares Class B Shares Class C Shares

Invesco Equally-Weighted S&P 500 Fund	Class A Shares Class B Shares Class C Shares

Invesco S&P 500 Index Fund	Class A Shares Class B Shares Class C Shares

AIM GROWTH SERIES

Portfolio	Shares
Invesco Convertible Securities	Class A Shares Class B Shares Class C Shares

AIM INVESTMENT FUNDS

Portfolio	Shares
Invesco Pacific Growth Fund	Class A Shares Class B Shares Class C Shares

AIM SECTOR FUNDS

Portfolio	Shares
Invesco Technology Sector Fund	Class A Shares Class B Shares Class C Shares”

All other terms and provisions of the Plan not amended hereby shall remain in full force and effect.

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